UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 30, 2015

SALIX PHARMACEUTICALS, LTD.

(Exact name of registrant as specified in its charter)

Delaware	000-23265	94-3267443
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8510 Colonnade Center Drive Raleigh, North Carolina	27615
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (919) 862-1000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Executive Officers

As previously announced, Carolyn J. Logan retired as President and Chief Executive Officer, and as a director, of Salix Pharmaceuticals, Ltd. (the “Company”) on January 30, 2015. Effective upon Ms. Logan’s retirement, the board of directors of the Company (the “Board”) has appointed Thomas W. D’Alonzo as Acting President and Chief Executive Officer and William C. Bertrand, Jr. as Acting Chief Operating Officer, and promoted William P. Forbes, PharmD to President, Medical, Research and Development and Chief Development Officer.

Mr. D’Alonzo, 71, has served as a member of the Board since May 2000 and has been the Chairman of the Board since June 2010. Additionally, Mr. D’Alonzo joined the board of directors of BioDelivery Sciences International, Inc., a specialty pharmaceutical company, in April 2014. From 2005 until 2012, Mr. D’Alonzo served on the board of directors of Amarillo Biosciences, Inc., a public specialty biopharmaceutical company, and Plexigen, Inc., a private diagnostics company. From March 2007 to February 2009, Mr. D’Alonzo served as the Chief Executive Officer and a director of MiMedx Group, Inc., a biomaterial materials company. From May 2006 to April 2007, Mr. D’Alonzo was Chief Executive Officer of DARA BioSciences, Inc., a specialty pharmaceutical company focused on oncology treatment and products, and he served on its board of directors from September 2005 to December 2008. From 2000 to 2007, Mr. D’Alonzo acted as an independent consultant. Prior to that, from 1996 to 1999, Mr. D’Alonzo served as President and Chief Operating Officer of Pharmaceutical Product Development, Inc. (“PPD”), a global provider of discovery and development services to pharmaceutical and biotechnology companies. Before joining PPD, from 1993 to 1996, he served as President and Chief Executive Officer of GenVec, Inc., a clinical-stage, biopharmaceutical company. From 1983 to 1993, Mr. D’Alonzo held positions of increasing responsibility within Glaxo, Inc. (“Glaxo”), the U.S. division of GlaxoSmithKline plc, a global pharmaceutical and healthcare company, including President. Mr. D’Alonzo received his B.S. in Business Administration from the University of Delaware, and his J.D. from the University of Denver College of Law.

Mr. Bertrand, 50, joined the Company in July 2013 as Senior Vice President, General Counsel and Corporate Secretary. Prior to joining the Company, Mr. Bertrand spent 12 years at MedImmune, Inc. (“MedImmune”), serving as Executive Vice President, General Counsel from 2009 until 2013. At various times over Mr. Bertrand’s tenure at MedImmune, he had responsibility for legal, compliance, business development, information technology, corporate affairs, government relations and regulatory affairs. Mr. Bertrand received his J.D., cum laude from the University of Wisconsin-Madison and his B.S. in Biology with High Distinction from Wayne State University.

Dr. Forbes, 53, joined Salix in January 2005 as Vice President, Research and Development, and Chief Development Officer, bringing more than 20 years of experience in pharmaceutical development. Before joining Salix, he served as Vice President, Clinical Development and Regulatory Affairs, at Metabasis Therapeutics, Inc. Before that, Dr. Forbes served as a Group

Leader at Otsuka America Pharmaceutical, Inc. (“Otsuka”) since 1996, and held various senior management positions in clinical research at Otsuka since 1991. Prior to joining Otsuka, he served as Senior Clinical Research Scientist at Glaxo. Dr. Forbes received a PharmD from Creighton University and conducted postdoctoral work at the Creighton Cardiac Center and the Cardiovascular Clinical Research Department at Glaxo.

Restricted Stock Awards for Executive Officers

In connection with Mr. D’Alonzo’s appointment as Acting President and Chief Executive Officer, the Board approved on February 2, 2015 (the “D’Alonzo Grant Date”) a grant of 14,662 restricted shares of Company common stock to Mr. D’Alonzo. The restricted shares will vest as follows: fifty percent (50%) of the shares will vest on the six-month anniversary of the D’Alonzo Grant Date and fifty percent (50%) of the shares will vest on the twelve-month anniversary of the D’Alonzo Grant Date, subject to Mr. D’Alonzo’s employment as Acting Chief Executive Officer of the Company continuously from the D’Alonzo Grant Date until the applicable vesting date. In the event of a change of control of the Company, all of the restricted shares not previously forfeited will vest in full. In the event Mr. D’Alonzo is replaced as Acting Chief Executive Officer of the Company (other than in connection with a change of control), there shall be immediately vested a number of shares equal to (A) (i) the number of months between the D’Alonzo Grant Date and the date of termination during which Mr. D’Alonzo served as Acting Chief Executive Officer for at least one day, multiplied by (ii) 1,222, minus (B) the number of shares previously vested, and all shares not vested shall be forfeited for no consideration.

In connection with Mr. Bertrand’s appointment as Acting Chief Operating Officer, the Board approved on January 31, 2015 a grant of 2,851 restricted shares of Company common stock to Mr. Bertrand. The restricted shares will vest as follows: fifty percent (50%) of the shares will vest on the first anniversary of February 1, 2015 (the “Bertrand Grant Date”) and fifty percent (50%) of the shares will vest on the second anniversary of the Bertrand Grant Date, subject to Mr. Bertrand remaining an employee or consultant of the Company continuously from the Bertrand Grant Date until the applicable vesting date. In the event of (i) Mr. Bertrand’s death or disability, (ii) a change of control of the Company, or (iii) the Company’s appointment of a successor to Mr. D’Alonzo as Chief Executive Officer and Mr. Bertrand is either removed from the position of Acting Chief Operating Officer or terminated by the Company without cause, all of the restricted shares not previously forfeited will vest in full.

Changes to Compensation for Executive Officers

In connection with his appointment as Acting Chief Operating Officer, on January 31, 2015, the Board approved the adjustment of Mr. Bertrand’s salary to $550,000 per year and of his annual target bonus opportunity to 65% of his annual salary, effective as of January 5, 2015.

In connection with his promotion to President, Medical, Research and Development and Chief Development Officer, on January 31, 2015, the Board approved the adjustment of Dr. Forbes’ salary to $600,000 per year and of his annual target bonus opportunity to 60% of his annual salary, effective as of February 2, 2015.

Item 8.01. Other Events.

The Company issued a press release on February 2, 2015 relating to Dr. Forbes’ promotion. A copy of the press release is filed as Exhibit 99.1 hereto and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

Exhibit	Description

99.1	Press Release issued by the Company on February 2, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 5, 2015	SALIX PHARMACEUTICALS, LTD.

	By:	/s/ WILLIAM BERTRAND, JR.
William Bertrand, Jr.
Senior Vice President and General Counsel

Exhibit Index

Exhibit	Description

99.1	Press Release issued by the Company on February 2, 2015.